                                3,000,000 (1) SHARES

                                LITHIA MOTORS, INC.

                                CLASS A COMMON STOCK
                               NO PAR VALUE PER SHARE


                               UNDERWRITING AGREEMENT
                               ----------------------


                                                                 ______ __, 1998

FURMAN SELZ LLC
DAIN RAUSCHER WESSELS
EVEREN SECURITIES, INC.
BANCAMERICA ROBERTSON STEPHENS
As Representatives of the
  several Underwriters
c/o Furman Selz Incorporated
230 Park Avenue
New York, New York  10169

Dear Sirs:

     1. INTRODUCTION. Lithia Motors, Inc., an Oregon corporation (the "Company"), proposes to issue and sell to the several Underwriters named in
Schedule I hereto (the "Underwriters"), for which Furman Selz LLC, Dain Rauscher Wessels, a division of Dain Rauscher Incorporated, EVEREN Securities, Inc. and BancAmerica Robertson Stephens are acting as representatives (the "Representatives"), an aggregate of 3,450,000 shares of the Company's Class A Common Stock, no par value per share (the "Common Stock"). The 3,000,000 shares of Common Stock to be sold by the Company are referred to herein as the "Firm Shares." The Company also proposes to issue and sell to the several Underwriters an aggregate of not more than 450,000 additional shares of Common Stock (the "Additional Shares"), if requested by the Underwriters in accordance with Section 9 hereof. The issuance and sale of the Firm Shares by the Company to the Underwriters, as contemplated hereby, is referred to herein as the "Offering." The Firm Shares and the Additional Shares are collectively referred to herein as the "Shares." The words "you" and "your" refer to the Representatives of the Underwriters.


-----------------
     (1) Excludes the Underwriters' option to purchase the Additional Shares to cover over-allotments, if any.

          The Company hereby agrees with the several Underwriters as follows:

     2. REPRESENTATIONS AND WARRANTIES. The Company represents, warrants and agrees with each of the Underwriters that:

               (a) A registration statement on Form S-1, (File No. 333-47525) under the Securities Act of 1933, as amended (the "Act"), with respect to the Shares, including a form of prospectus subject to completion, has been prepared by the Company in conformity with the requirements of the Act and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder (the "Rules and Regulations"). Such registration statement has been filed with the Commission under the Act, and one or more amendments to such registration statement may also have been so filed. After the execution of this Agreement, the Company shall file with the Commission either (A) if such registration statement, as it may have been amended, has been declared by the Commission to be effective under the Act, a prospectus in the form most recently included in an amendment to such registration statement filed with the Commission (or, if no such amendment shall have been filed, in such registration statement), with such insertions and changes as are required by Rule 430A under the Act or permitted by Rule 424(b) under the Act as shall have been provided to and approved by the Representatives prior to the filing thereof, or (B) if such registration statement, as it may have been amended, has not been declared by the Commission to be effective under the Act, an amendment to such registration statement, including a form of prospectus, a copy of which amendment has been furnished to and approved by the Representatives prior to the filing thereof. As used in this Agreement, the term "Registration Statement" means such registration statement, as amended at the time when it was or is declared effective, including all financial schedules and exhibits thereto; the Registration Statement shall be deemed to include any information omitted therefrom pursuant to Rule 430A under the Act and included in the Prospectus (as hereinafter defined); the term "Registration Statement" shall also include any registration statement relating to the Common Stock that is filed and becomes effective pursuant to Rule 462(b) under the Act; the term "Preliminary Prospectus" means each prospectus subject to completion contained in such registration statement or any amendment thereto (including the prospectus subject to completion, if any, included in the Registration Statement or any amendment thereto or filed pursuant to Rule 424(a) under the Act at the time it was or is declared effective); and the term "Prospectus" means the prospectus first filed with the Commission pursuant to Rule 424(b) under the Act or, if no prospectus is required to be filed pursuant to said

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Rule 424(b), such term means the prospectus included in the Registration
Statement.

          (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus and has not instituted or threatened to institute any proceedings with respect to such an order. When any Preliminary Prospectus was filed with the Commission it (A) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Act and the Rules and Regulations and (B) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. When the Registration Statement or any amendment thereto was or is declared effective, it (A) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the Rules and Regulations and (B) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. When the Prospectus and when any amendment or supplement thereto is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or such amendment or supplement is not required to be so filed, when the Registration Statement and when any amendment thereto containing such amendment or supplement to the Prospectus was or is declared effective) and at all times subsequent thereto up to and including the Closing Date (as defined in Section 3 hereof) and the Option Closing Date (as defined in Section 9 hereof), the Prospectus, as amended or supplemented at any such time, (A) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the Rules and Regulations and (B) did not or will not include any, untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing provisions of this paragraph (b) shall not apply to statements or omissions made in any Preliminary Prospectus, the Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto in reliance upon, and in conformity with, information furnished in writing to the Company by or on behalf of the Underwriters through the Representatives expressly for use therein. The Company has not distributed any offering material in connection with the Offering or sale of the Shares other than the Registration Statement, the Preliminary Prospectus or the Prospectus.


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          (c)  Each of the Company and (i) LGPAC, Inc., (ii) Lithia DM, Inc.,
(iii) Lithia Chrysler Plymouth Jeep Eagle, Inc., (iv) Lithia MTLM, Inc., (v) Lithia HPI, Inc., (vi) Lithia BNM, Inc., (vii) Lithia Financial Corporation,
(viii) Lithia Rentals, Inc., (ix) Lithia Auto Services, Inc., (x) Lithia DE, Inc., (xi) Lithia Real Estate, Inc., (xii) Lithia Aircraft, Inc., and (xiii) Saturn of Southwest Oregon, Inc., each an Oregon corporation, and (xiv) Lithia's Grants Pass Auto Center, L.L.C., (xv) Lithia Dodge, L.L.C., (xvi) Lithia TLM, L.L.C., each an Oregon limited liability company and (xvii) Lithia TKV, Inc., (xviii) Lithia MB, Inc., (xix) Lithia Auto Services of California Inc., (xx) Lithia DC, Inc., (xxi) Lithia FN, Inc., (xxii) Lithia JEB, Inc., (xxiii) Lithia FVHC, Inc., (xxiv) Lithia VWC, Inc., (xxv) Lithia NB, Inc., (xxvi) Lithia BB, Inc., (xxvii) Lithia JEF, Inc., (xxviii) Lithia NF, Inc., (xxix) Lithia FMF, Inc. and (xxx) Lithia MMF, Inc., each a California corporation, and (xxxi) Lithia SALMIR, Inc., a Nevada corporation (collectively, the Company's "Subsidiaries" or individually, a "Subsidiary") (A) is a duly incorporated and validly existing corporation or limited liability company under the laws of its jurisdiction of incorporation or organization, with full power and authority (corporate and other) to own or lease its properties and to conduct its business as described in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus); and
(B) is duly qualified to do business as a foreign corporation or limited liability company in each jurisdiction in which the conduct of its business requires such qualification (except for those jurisdictions in which the failure so to qualify has not had and will not have a Material Adverse Effect (as hereinafter defined)). "Material Adverse Effect" means, when used in connection with the Company or its Subsidiaries, any development, change or effect that is materially adverse to the business, properties, assets, net worth, condition (financial or other), results of operations or prospects of the Company and its Subsidiaries taken as a whole. Except for the Subsidiaries or as disclosed in the Registration Statement, the Company does not own, and at the Closing Date will not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity. Complete and correct copies of the articles of organization, articles of incorporation and of the bylaws of the Company and each of its Subsidiaries and all amendments thereto have been made available to counsel to the Underwriters, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date.

          (d) The Company has the duly authorized and validly outstanding capitalization set forth under the caption "Capi-

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talization" in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and will have the adjusted capitalization set forth therein on the Closing Date and the Option Closing Date, based on the assumptions set forth therein. The securities of the Company conform to the descriptions thereof contained in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). The outstanding shares of Common Stock have been duly authorized and validly issued by the Company and are fully paid and nonassessable. Except as created hereby, referred to in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) or pursuant to the Company's 1996 Stock Incentive Plan, the Employee Stock Purchase Plan or the 1997 Non-Discretionary Stock Option Plan for Non-Employee Directors, there are no outstanding options, warrants or rights to acquire, or instruments convertible into or exchangeable for or any contracts or commitments or liens related to or entitling any person to purchase or otherwise acquire, any shares of capital stock or other equity interest in the Company or any Subsidiary. No holders of outstanding shares of capital stock of the Company are entitled as such to any preemptive or other rights to subscribe for any of the Shares and neither the filing of the registration statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any securities of the Company. The Shares have been duly authorized. On the Closing Date or the Option Closing Date (as the case may be), after payment therefor in accordance with the terms of this Agreement, (A) the Firm Shares and the Additional Shares to be sold by the Company hereunder will be validly issued, fully paid and nonassessable, and
(B) good and marketable title to the Shares will pass to the Underwriters on the Closing Date or the Option Closing Date (as the case may be) free and clear of any pledge, lien, encumbrance, security interest, claim or other restriction whatsoever. All the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned directly or indirectly by the Company, free and clear of any pledge, lien, encumbrance, security interest, claim or other restriction whatsoever.
The Common Stock is registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and is eligible for quotation on the Nasdaq National Market and the Shares are approved for quotation on the Nasdaq National Market upon notice of issuance, and the Company knows of no reason or set of facts which is likely to adversely affect such approval.

          (e) The consolidated financial statements and the related notes and schedules thereto included in the Registration Statement and the Prospectus (or, if the Prospectus is not in

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existence, the most recent Preliminary Prospectus) fairly present the consolidated financial condition, results of operations, owners' equity and cash flows of the Company and its subsidiaries at the dates and for the periods specified therein. Such financial statements and the related notes and schedules thereto have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein) and such financial statements as are audited have been examined by KPMG Peat Marwick LLP, who are independent public accountants within the meaning of the Act and the Rules and Regulations, as indicated in their reports filed therewith. The selected, summary and quarterly financial information and statistical data set forth under the respective captions "Selected Consolidated Financial Data," "Summary of Consolidated Financial Data" and "Selected Consolidated Quarterly Financial Data" in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) have been prepared on a basis consistent with the financial statements of the Company and its subsidiaries. The statements included in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) with respect to the accountants pursuant to Rule 509 of Regulation S-K of the Act are true and correct in all material respects. The statistical and market-related data included in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) are derived from sources that the Company believes are reliable and accurate.

          (f) The Company and each of its Subsidiaries have filed all necessary federal, state and local and foreign income, franchise and other material tax returns and have paid all taxes shown as due thereunder, and the Company has no knowledge of any tax deficiency which might be assessed against the Company which, if so assessed, would have a Material Adverse Effect.

          (g) The Company and each of its Subsidiaries maintains insurance of the types and in amounts which they reasonably believe to be adequate for their businesses in such amounts and with such deductibles as is customary for companies in the same or similar businesses. All such insurance is outstanding and fully in force on the date hereof and will be outstanding and duly in force on the Closing Date and the Option Closing Date, if any.

          (h) Except as disclosed in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), there is no pending action, suit, proceeding or investigation or threatened action, suit, proceeding or investigation before or by any court,

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regulatory body or administrative agency or any other governmental agency or body, domestic or foreign, which (A) questions the validity of the capital stock of the Company or this Agreement or of any action taken or to be taken by the Company pursuant to or in connection with this Agreement or as described in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) or (B) is required to be disclosed in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) which is not so disclosed (and such proceedings, if any, as are summarized therein are accurately summarized in all material respects).

          (i) The Company has full legal right, power and authority to enter into this Agreement and to consummate the transactions provided for herein.
This Agreement has been duly authorized, executed and delivered by the Company and, assuming it is a binding agreement of yours, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights generally and the application of general equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws), and none of the Company's execution or delivery of this Agreement, its performance hereunder, its consummation of the transactions contemplated herein, its application of the net proceeds of the offering in the manner set forth under the caption "Use of Proceeds" or the conduct of its business as described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), conflicts or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, causes or will cause (or permits or will permit) the maturation or acceleration of any liability or obligation or the termination of any right under, or results or will result in the creation or imposition of any lien, charge, or encumbrance upon, any property or assets of the Company or any of its Subsidiaries pursuant to the terms of (A) the articles of organization, articles of incorporation or bylaws of the Company or any of its Subsidiaries, (B) any indenture, mortgage, deed of trust, voting trust agreement, stockholders agreement, note agreement, dealership or franchise agreement (except as identified in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) with respect to such dealership or franchise

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agreement) or other agreement or instrument to which the Company or any of its
Subsidiaries is a party or by which any of them are or may be bound or to which any of their respective property is or may be subject or (C) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of its Subsidiaries of any government, arbitrator, court, regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having jurisdiction over the Company, any of its Subsidiaries or any of their respective activities or properties.

          (j) All executed agreements or copies of executed agreements filed as exhibits to the Registration Statement to which the Company or any of its Subsidiaries is a party or by which any of them are or may be bound or to which any of their assets, properties or businesses is or may be subject have been duly and validly authorized, executed and delivered by the Company or such Subsidiary, as the case may be, and constitute the legal, valid and binding agreements of the Company or such Subsidiary, as the case may be, enforceable against each of them in accordance with their respective terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally, and the application of general equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws). The descriptions in the Registration Statement of contracts and other documents are accurate and fairly present the information required to be shown with respect thereto by the Act and the Rules and Regulations, and there are no contracts or other documents which are required by the Act or the Rules and Regulations to be described in the Registration Statement or filed as exhibits to the Registration Statement which are not described or filed as required, and the exhibits which have been filed are complete and correct copies of the documents of which they purport to be copies.

          (k) Subsequent to the most recent respective dates as of which information is given in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), and except as expressly contemplated therein, neither the Company nor any of its Subsidiaries has incurred, other than in the ordinary course of its business, any material liabilities or obligations, direct or contingent, purchased any of its outstanding capital stock, paid or declared any dividends or other distributions on its capital stock, or entered into any material transactions not in the ordinary course of business, except as disclosed in the

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Registration Statement and the Prospectus (or, if the Prospectus is not in
existence, the most recent Preliminary Prospectus) under the heading "BUSINESS - Growth Strategy," and there has been no material change in capital stock or debt or any material adverse change in the business, properties, assets, net worth, condition (financial or other), or results of operations or prospects of the Company and its Subsidiaries taken as a whole. Neither the Company nor any of its Subsidiaries (nor the manner in which any of them conducts its business) is in breach or violation of, or in default under, any term or provision of (A) its articles of organization, articles of incorporation or bylaws, (B) any indenture, mortgage, deed of trust, voting trust agreement, stockholders agreement, note agreement, dealership or franchise agreement or other agreement or instrument to which it is a party or by which it is or may be bound or to which any of its property is or may be subject, or any indebtedness, the effect of which breach or default singly or in the aggregate may have a Material Adverse Effect, or (C) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of its Subsidiaries or of any arbitrator, court, regulatory body, administrative agency or any other governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their respective activities or properties and the effect of which breach or default singly or in the aggregate may have a Material Adverse Effect.

          (l) There is (i) no significant unfair labor practice complaint pending against the Company or any of its Subsidiaries before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or more significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its Subsidiaries, or to the best knowledge of the Company, threatened against any of them, and (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened against any of them except for such actions specified in clause (i) or (ii) above or otherwise disclosed in the Prospectus, which, singly or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

          (m) Since its inception, the Company has not incurred any material liability arising under or as a result of the application of the provisions of the Act.

          (n) Each of the Company and its Subsidiaries owns, or is licensed or otherwise has sufficient right to use, the proprietary knowledge, inventions, patents, trademarks, service marks, trade names, logo marks and copyrights used in or

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necessary for the conduct of its business (collectively "Rights") as described in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), except where the absence of such right could not reasonably be expected to have a Material Adverse Effect. No claims have been asserted against the Company or any of its Subsidiaries by any person with respect to the use of any such Rights, except where such claim could not reasonably be expected to have a Material Adverse Effect or challenging or questioning the validity or effectiveness of any such Rights. The use, in connection with the business and operations of the Company and its Subsidiaries of such Rights does not, to the Company's best knowledge, infringe on the rights of any person, where such infringement could not reasonably be expected to have a Material Adverse Effect.

          (o) No consent, approval, authorization or order of or filing with any court, regulatory body, administrative agency or any other governmental agency or body, domestic or foreign, is required for the performance of this Agreement or the consummation of the transactions contemplated hereby or in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), except such as have been or may be obtained under the Act or may be required under state securities or Blue Sky laws in connection with the Underwriters' purchase and distribution of the Shares.

          (p) No consent, approval, authorization of or notice to, or filing with any third party is required for the performance of this Agreement or the consummation or the transactions contemplated hereby or in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), except those that have been disclosed in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), or those which would not have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. Neither the Company nor any of its Subsidiaries has any reason to believe that any such consent, approval, authorization or filing with any third party necessary in the future to conduct the business of the Company and its Subsidiaries as described in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) will not be granted upon application, except as disclosed therein, or that any third party is investigating the Company or any of its Subsidiaries other than in the ordinary course of business or in a review of the transactions contemplated hereby.

          (q) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities under the Registration Statement (other than those that have been disclosed in the Prospectus or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), that have not been waived with respect to the Registration Statement.

          (r) Neither the Company nor any of its officers, directors or affiliates (within the meaning of the Rules and Regulations) has taken, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company, or which has constituted or which might in the future reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of the Shares or otherwise.

          (s) Each of the Company and its Subsidiaries has good and marketable title to, or valid and enforceable leasehold interests in, all properties and assets owned or leased by it, free and clear of all liens, encumbrances, security interests, claims, restrictions, equities, claims and defects, except
(A) such as are described in the Registration Statement and Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), or such as do not materially adversely affect the value of any of such properties or assets taken as a whole and do not materially interfere with the use made and proposed to be made of any of such properties or assets, and (B) liens for taxes not yet due and payable as to which appropriate reserves have been established and reflected in the financial statements included in the Registration Statement. Each of the Company and its Subsidiaries own or lease all such properties as are necessary to its operations as now conducted, and as proposed to be conducted as set forth in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus); and the properties and business of the Company and its Subsidiaries conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). All the material leases and subleases of the Company and its Subsidiaries, and under which the Company or any Subsidiary holds properties or assets as lessee or sublessee, constitute valid leasehold interests of the Company or such Subsidiary free and clear of any lien, encumbrance, security interest, restriction, equity, claim or defect, are in full force and effect, and neither the Company nor any Subsidiary is in default in respect of any of the material terms or provisions of any such material leases or subleases, and neither the Company nor any Subsidiary has notice of any claim which has been asserted by anyone adverse to the Company's or any of its Subsidiary's rights as lessee or sublessee under either the material lease or sublease, or affecting or questioning the Company's or any Subsidiary's right to the continued possession of the leased or subleased premises under any such material lease or sublease, which may have a Material Adverse Effect.

          (t) Neither the Company nor any Subsidiary has violated any applicable environmental, safety, health or similar law applicable to the business of the Company, nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, the consequences of which violation may have a Material Adverse Effect.

          (u) To the Company's best knowledge, the Company has reasonably concluded that the costs and liabilities associated with the effect of environmental laws on the business, operations and properties of the Company and its Subsidiaries (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with environmental laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties), would not, singly or in the aggregate, have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

          (v) Each of the Company and its Subsidiaries holds all franchises, licenses, permits, approvals, certificates and other authorizations from federal, state and other governmental or regulatory authorities (including foreign regulatory authorities), all self-regulatory organizations, all domestic or foreign courts and other tribunals and third parties, including without limitation, all automobile manufacturers and distributors necessary to the ownership, leasing and operation of its properties or required for the present and proposed conduct of its business, and such franchises, licenses, permits, approvals, certificates and other authorizations are in full force and effect and the Company and its Subsidiaries are in compliance therewith in all material respects except as otherwise disclosed in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) or where the failure so to obtain, maintain or comply with would not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any actual notice of any proceeding relating to revocation or modification of any such franchise, license, permit, approval, certificate or authorization, except as described in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

          (w) No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary's capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary's property or assets to the Company or any other Subsidiary of the Company, except as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) or as set forth in that certain Credit Agreement dated as of December 22, 1997 between the Company, and its Affiliates and Subsidiaries listed on Schedule 1-A thereto, and U.S. Bank National Association (the "Credit Agreement").

          (x) Neither the Company nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (y) Neither the Company nor any affiliate of the Company does business with the government of Cuba or with any person or affiliate located in Cuba and the Company and each affiliate thereof has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

          (z) Except as disclosed in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), there are no business relationships or related party transactions required to be disclosed therein by
Item 404 of Regulation S-K under the Act.

          (aa) The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (ab) Each agreement to which the Company or any of its Subsidiaries is a party and pursuant to which the Company or any of its Subsidiaries acts as a franchisee or dealer, whereby it sells products, including without limitation the Dealer, Dealer Sales and Service, and Sales and Service Agreements and the standard provisions relating thereto between the Company and/or its Subsidiaries and each of Chrysler Motors Corporation, American Honda Motor Co., Inc., American Isuzu Motors, Inc., Ford Motor Company, General Motors Corporation, Mazda Motor of America, Inc., Saturn Distribution Corporation, Toyota Motor Sales, U.S.A., Inc., American Suzuki Motor Corporation, Audi of America, BMW of North America, Inc., Hyundai Motor America, Nissan Motor Corporation in U.S.A. and Volkswagen of America, Inc. (each a "Dealer Agreement"), each such Dealer Agreement being listed as an Exhibit to the Registration Statement, is a valid and binding agreement and, except as disclosed in the Registration Statement or the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) under the heading "Risk Factors -- Manufacturers' Consent to Offering," no default has occurred or is continuing thereunder which might result in any Material Adverse Effect.

          (ac) The Company has obtained and delivered to you the agreement of each of the persons listed on Annex I hereto to the effect that each such person will not, for a period of 90 days following the effective date of the Registration Statement, without the written consent of Furman Selz LLC, which shall not be unreasonably withheld or delayed, directly or indirectly offer for sale, sell, contract to sell, grant any option to sell (including, without limitation, any short sale), pledge, establish an open "put-equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, transfer, assign or otherwise dispose of any shares of Common Stock or securities exchangeable for or convertible into shares of Common Stock, or any option, warrant or other right to acquire such shares, or publicly announce the intention to do any of the foregoing.

          (ad) Any certificates signed by any officer of the Company and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty of the Company to the Underwriters as to the matters covered thereby. Any certificate delivered by the Company to its counsel for purposes of enabling such counsel to render the opinions referred to in
Section 7 will also be furnished to you and counsel for the Underwriters and shall be deemed to be additional representations and warranties by the Company to the Underwriters as to the matters covered thereby.

          (ae) Except as set forth in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), the Company has not consummated the acquisition or disposition of any business or property which is "significant" to the Company within the meaning of Regulation S-X under the Act, and no such acquisition or disposition is probable (within the meaning of such Regulation).

          (af) The Directors' and Officers' Questionnaires delivered by the Company to the Representatives on or prior to the Closing Date are true and correct in all material respects.

          (ag) The Company has timely filed, and will have timely filed as of the Closing Date, all reports, forms or other documents required to be filed under the Act, the Rules and Regulations, the Exchange Act and the rules and regulations thereunder, and all such reports, forms and documents filed, or to be filed, complied, or will comply when filed, as to form and substance with the applicable requirements of the Act, the Rules and Regulations, the Exchange Act and the rules and regulations thereunder.

     3.   PURCHASE, SALE AND DELIVERY OF THE SHARES.   On the basis of the
representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter and each Underwriter, severally and not jointly, agrees to purchase from the Company at a purchase price of $_____ per Share, the number of Firm Shares set forth opposite the name of such Underwriter in Column (1) of
Schedule I hereto.

          Delivery of certificates, and payment of the purchase price, for the Firm Shares shall be made at the offices of Furman Selz LLC at 230 Park Avenue, New York, New York 10169, or such other location as shall be agreed upon by the Company and the Representatives. Such delivery and payment shall be made at 10:00 a.m., New York City time, on ________ __, 1998 or at such other time and date thereafter as shall be agreed upon by the Representatives and the Company. The time and date of such delivery and payment are herein called the "Closing Date." Delivery of the certificates for the Firm Shares shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price for the Firm Shares by Federal or other funds immediately available in New York City drawn to the order of the Company for the Firm Shares sold by it. The certificates for the Firm Shares to be so delivered will be in definitive, fully registered form, will bear no restrictive legends and will be in such denominations and registered in such names as the Representatives shall request, not less than two full business days prior to the Closing Date. The certificates for the Firm Shares will be made available to the Representatives at such office or such other place as the Representatives may designate for inspection, checking and packaging not later than 9:30 a.m., New York time on the business day prior to the Closing Date.

     4. PUBLIC OFFERING OF THE SHARES. It is understood that the Underwriters propose to make a public offering of the Shares at the price and upon the other terms set forth in the Prospectus.

     5. COVENANTS OF THE COMPANY. The Company covenants and agrees with each of the Underwriters that:

          (a) The Company will use its best efforts to cause the Registration Statement and any amendments thereto, if not effective at the time of execution of this Agreement, to become effective as promptly as practicable. If required, the Company will file the Prospectus and any amendment or supplement thereto with the Commission in the manner and within the time period required by Rule 424(b) under the Act. During any time when a prospectus relating to the Shares is required to be delivered under the Act, the Company (A) will comply with all requirements imposed upon it by the Act and the Rules and Regulations to the extent necessary to permit the continuance of sales of or dealings in the Shares in accordance with the provisions hereof and of the Prospectus, as then amended or supplemented, and (B) will not file with the Commission the prospectus or the amendment referred to in the third sentence of Section 2(a) hereof, any amendment or supplement to such prospectus or any amendment to the Registration Statement of which the Representatives shall not previously have been advised and furnished with a copy a reasonable period of time prior to the proposed filing and as to which filing the Representatives shall not have given its their consent, which consent shall not be unreasonably withheld or delayed.

          (b) As soon as the Company is advised or obtains knowledge thereof, the Company will advise the Representatives (A) when the Registration Statement, as amended, has become effective; if the provisions of Rule 430A promulgated under the Act will be relied upon, when the Prospectus has been filed in accordance with said Rule 430A and when any post-effective amendment to the Registration Statement becomes effective; (B) of any request made by the Commission for amending the Registration Statement, for supplementing any Preliminary Prospectus or the Prospectus or for additional information, or
(C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto or the institution or threat of any investigation or proceeding for that purpose, and will use its best efforts to prevent the issuance of any such order and, if issued, to obtain the lifting thereof as soon as possible.

          (c) The Company will (A) use its best efforts to arrange for the qualification of the Shares for offer and sale under the state securities or blue sky laws of such jurisdictions as the Representatives may designate,
(B) continue such qualifications in effect for as long as may be necessary to complete the distribution of the Shares, and (C) make such applications, file such documents and furnish such information as may be required for the purposes set forth in clauses (A) and (B); PROVIDED, HOWEVER, that the Company shall not be required to qualify as a foreign corporation or file a general or unlimited consent to service of process in any such jurisdiction.

          (d) The Company consents to the use of the Prospectus (and any amendment or supplement thereto) by the Underwriters and all dealers to whom the Shares may be sold, in connection with the offering or sale of the Shares and for such period of time thereafter as the Prospectus is required by law to be delivered in connection therewith. If, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if it becomes necessary at any time to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, the Company promptly will so notify the Representatives and, subject to Section 5(a)(i) hereof, will prepare and file with the Commission an amendment to the Registration Statement or an amendment or supplement to the Prospectus which will correct such statement or omission or effect such compliance, each such amendment or supplement to be reasonably satisfactory to counsel to the Underwriters.

          (e) As soon as practicable, but in any event not later than 45 days after the end of the 12-month period beginning on the day after the end of the fiscal quarter of the Company during which the effective date of the Registration Statement occurs (90 days in the event that the end of such fiscal quarter is the end of the Company's fiscal year), the Company will make generally available to its security holders, in the manner specified in Rule 158(b) of the Rules and Regulations, and to the Representatives, an earnings statement which will be in the detail required by, and will otherwise comply with, the provisions of Section 11(a) of the Act and Rule 158(a) of the Rules and Regulations, which statement need not be audited unless required by the Act or the Rules and Regulations, covering a period of at least 12 consecutive months after the effective date of the Registration Statement.

          (f) During a period of five years after the date hereof, the Company will furnish to its shareholders, as soon as practicable, annual reports (including financial statements audited by independent public accountants) and unaudited quarterly reports of earnings, and will deliver to the
Representatives:

               (i) concurrently with furnishing such quarterly reports to its shareholders, statements of operations of the Company for each quarter in the form furnished to the Company's shareholders and certified by the Company's principal financial or accounting officer;

               (ii) concurrently with furnishing such annual reports to its shareholders, a balance sheet of the Company as at the end of the preceding fiscal year, together with statements of operations, owners' equity, and cash flows of the Company for such fiscal year, accompanied by a copy of the report thereon of independent public accountants;

               (iii) as soon as they are available copies of all information (financial or other) mailed to shareholders;

               (iv) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission, the National Association of Securities Dealers, Inc. (the "NASD") or any securities exchange;

               (v) every press release and every material news item or article of interest to the financial community in respect of the Company or its affairs which was released or prepared by the Company; and

               (vi) any additional information of a public nature concerning the Company or its business which the Representatives may reasonably request.

          During such five-year period, if the Company has active subsidiaries, the foregoing financial statements will be on a consolidated basis to the extent that the accounts of the Company and its subsidiaries are consolidated, and will be accompanied by similar financial statements for any significant subsidiary which is not so consolidated.

          (g) The Company will maintain a Transfer Agent and, if necessary under the jurisdiction of incorporation of the Company, a Registrar (which may be the same entity as the Transfer Agent) for its Common Stock.

          (h) The Company will furnish, without charge, to the Representatives or on the Representatives' order, at such place as the Representatives may designate, copies of the each Preliminary Prospectus, the Registration Statement and any pre-effective or post-effective amendments thereto (four of which copies will be signed and will include all financial statements and exhibits) and the Prospectus, and all amendments and supplements thereto, in each case as soon as available and in such quantities as the Representatives may reasonably request.

          (i) The Company will not, for a period of 90 days after the effective date of the Registration Statement, without the prior written consent of Furman Selz LLC, which shall not be unreasonably withheld or delayed, directly or indirectly, issue, offer for sale, sell, contract to sell, or grant any option to sell (including, without limitation, any short sale), pledge, establish an open "put-equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, transfer, assign or otherwise dispose of any shares of Common Stock or securities exchangeable for or convertible into shares of Common Stock, or any option, warrant or other right to acquire such shares, or publicly announce the intention to do any of the foregoing; PROVIDED, that the company may issue, and grant options to purchase, shares of Common Stock under its current stock option and purchase plans and other currently outstanding options. In addition, the Company may issue shares of Common Stock in connection with any acquisition of another company if the terms of such issuance provide that such Common Stock shall not be resold prior to the expiration of the 90-day period referenced in the preceding sentence.

          (j) The Company will cause the Shares to be duly included for quotation on the Nasdaq National Market prior to the Closing Date.

          (k) Neither the Company nor any of its officers or directors, nor affiliates of any of them (within the meaning of the Rules and Regulations) will take, directly or indirectly, any action designed to, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company.

          (l) The Company will apply the net proceeds of the offering received by it in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

          (m) The Company will timely file all such reports, forms or other documents as may be required from time to time, under the Act, the Rules and Regulations, the Exchange Act and the rules and regulations thereunder, and all such reports, forms and documents filed will comply as to form and substance with the applicable requirements under the Act, the Rules and Regulations, the Exchange Act and the rules and regulations thereunder.

     6.   EXPENSES.

          (a) Regardless of whether the transactions contemplated in this Agreement are consummated, and regardless of whether for any reason this Agreement is terminated, the Company will pay, and hereby agrees to indemnify each Underwriter against, all fees and expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to, (i) fees and expenses of accountants and counsel for the Company, (ii) all costs and expenses incurred in connection with the preparation, duplication, printing, filing, delivery and shipping of copies of the Registration Statement and any pre-effective or post-effective amendments thereto, any Preliminary Prospectus and the Prospectus and any amendments or supplements thereto (including postage costs related to the delivery by the Underwriters of any Preliminary Prospectus or Prospectus, or any amendment or supplement thereto), this Agreement, the Agreement Among Underwriters, any Selected Dealer Agreement, Underwriters' Questionnaire, Underwriters' Power of Attorney and all other documents in connection with the transactions contemplated herein, including the cost of all copies thereof (iii) fees and expenses relating to qualification of the Shares under state securities or blue sky laws, including the cost of preparing and mailing the preliminary and final blue sky memoranda and filing fees and disbursements and fees of counsel and other related expenses, if any, in connection therewith, (iv) filing fees of the Commission and the NASD relating to the Shares, (v) any fees and expenses in connection with the quotation of the Shares on the Nasdaq National Market, (vi) costs and expenses incident to the preparation, issuance and delivery to the Underwriters of any certificates evidencing the Shares, including transfer agent's and registrar's fees and any applicable transfer taxes incurred in connection with the delivery to the Underwriters of the Shares to be sold by the Company pursuant to this Agreement, (vii) costs and expenses incident to any meetings with prospective investors in the Shares (other than as shall have been specifically approved by the Representatives to be paid for by the Underwriters) and (viii) costs and expenses of advertising relating to the offering of the Shares (other than as shall have been specifically approved by the Representatives to be paid for by the Underwriters).

          (b) If the purchase of the Shares as herein contemplated is not consummated for any reason other than the Underwriters' default under this Agreement, including the failure or refusal of an Underwriter to purchase and pay for Shares pursuant to Section 12 of this Agreement, or other than by reason of Section 11(a), the Company shall reimburse the several Underwriters for their out-of-pocket expenses (including reasonable counsel fees and disbursements) in connection with any investigation made by them, and any preparation made by them in respect of marketing of the Shares or in contemplation of the performance by them of their obligations hereunder.

     7. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The obligation of each Underwriter to purchase and pay for the Shares set forth opposite the name of such Underwriter in Schedule I is subject to the continuing accuracy of the representations and warranties of the Company herein as of the date hereof and as of the Closing Date as if they had been made on and as of the Closing Date; the accuracy on and as of the Closing Date of the statements of officers of the Company made pursuant to the provisions hereof; the performance by the Company on and as of the Closing Date of its covenants and agreements hereunder; and the following additional conditions:

          (a) If the Company has elected to rely on Rule 430A under the Act, the Registration Statement shall have been declared effective, and the Prospectus (containing the information omitted pursuant to Rule 430A) shall have been filed with the Commission not later than the Commission's close of business on the second business day following the date hereof or such later time and date to which the Representatives shall have consented; if the Company does not elect to rely on Rule 430A, the Registration Statement shall have been declared effective not later than 11:00 A.M., New York time, on the date hereof or such later time and date to which the Representatives shall have consented; if required, in the case of any changes in or amendments or supplements to the Prospectus in addition to those contemplated above, the Company shall have filed such Prospectus as amended or supplemented with the Commission in the manner and within the time period required by Rule 424(b) under the Act; no stop order suspending the effectiveness of the Registration Statement or any amendment thereto shall have been issued, and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission; and the Company shall have complied with any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise).

          (b) The Representatives shall not have advised the Company that the Registration Statement, or any amendment thereto, contains an untrue statement of fact which, in the Representatives' opinion, is material, or omits to state a fact which, in the Representatives' opinion, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or that the Prospectus, or any supplement thereto, contains an untrue statement of fact which, in the Representatives' opinion, is material, or omits to state a fact which, in the Representatives' opinion, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (c) On or prior to the Closing Date, the Representatives shall have received from counsel to the Underwriters, such opinion or opinions with respect to the issuance and sale of the Firm Shares, the Registration Statement and the Prospectus and such other related matters as the Representatives reasonably may request and such counsel shall have received such documents and other information as they request to enable them to pass upon such matters.

          (d) On the Closing Date the Underwriters shall have received the opinion, dated the Closing Date, of Foster, Pepper & Shefelman, counsel to the Company ("Company Counsel"), to the effect set forth below:

               (i) Each of the Company and each of its Subsidiaries (A) is a duly incorporated and validly existing corporation or limited liability company under the laws of its jurisdiction of incorporation or organization with full power and authority to own or lease its properties and to conduct its business as described in the Registration Statement and the Prospectus, and (B) is duly qualified to do business as a foreign corporation or limited liability company in each jurisdiction in which the conduct of its business requires such qualification (except for those jurisdictions in which the failure so to qualify can be cured without having a Material Adverse Effect);

               (ii) The Company has authorized capital stock as set forth in the Prospectus; the securities of the Company conform in all material respects to the description thereof contained in the Prospectus; the outstanding shares of Common Stock have been duly authorized and validly issued by the Company, are fully paid and nonassessable, and are free of any preemptive or other rights to subscribe for any of the Shares; the Company has duly authorized the issuance and sale of the Shares to be sold by it hereunder; such Shares, when issued by the Company and paid for in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Prospectus and will not be subject to any preemptive, subscription or other similar rights; and the Shares have been duly authorized for quotation on the Nasdaq National Market upon notice of issuance;

               (iii) The Registration Statement is effective under the Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement or any amendment thereto has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best knowledge of such counsel, are threatened or contemplated under the Act; the registration statement originally filed with respect to the Shares and each amendment thereto and the Prospectus and, if any, each amendment and supplement thereto (except for the financial statements, schedules and other financial data included therein, as to which such counsel need not express any opinion), complied as to form in all material respects with the requirements of the Act and the Rules and Regulations; the descriptions contained and summarized in the Registration Statement and the Prospectus of the terms and provisions of contracts and other documents, including, without limitation, the terms and provisions of the Dealer Agreements and employee benefit plans, are accurate and fairly represent in all material respects the information required to be shown by the Act and the Rules and Regulations and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; to the best knowledge of such counsel, there are no contracts or documents which are required by the Act to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required by the Act and the Rules and Regulations; to the best knowledge of such counsel, there is not pending or threatened against the Company or any of its Subsidiaries any action, suit, proceeding or investigation before or by any court, regulatory body, or administrative agency or any other governmental agency or body, domestic or foreign, of a character required to be disclosed in the Registration Statement or the Prospectus which is not so disclosed therein; and the statements set forth under the headings "Business--Regulation" and "Business--Litigation," in the Registration Statement and the Prospectus, insofar as such statements constitute a summary of the legal matters or proceedings referred to therein, provide an accurate summary of such legal matters and proceedings;

               (iv) The Company has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions provided for herein; this Agreement has been duly authorized, executed and delivered by the Company; and this Agreement, assuming due authorization, execution and delivery by each other party hereto, is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors' rights generally or by the application of general principles of equity relating to the availability of remedies and except as rights to indemnity and contribution may be limited by federal or state securities laws or the public policy underlying such laws. Except as otherwise set forth in the Prospectus, none of the Company's execution or delivery of this Agreement, its performance hereof, its consummation of the transactions contemplated herein or its application of the net proceeds of the offering in the manner set forth under the caption "Use of Proceeds," conflicts or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any property or assets of the Company or any of its Subsidiaries pursuant to the terms of the articles of organization, articles of incorporation or bylaws of the Company or any of its Subsidiaries; the terms of any indenture, mortgage, deed of trust, voting trust agreement, shareholder's agreement, note agreement, dealership or franchise agreement or other agreement or instrument known to such counsel after reasonable investigation to which the Company or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is or may be bound or to which any of their respective properties may be subject; any statute, rule or regulation of any regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their respective activities or properties; or any judgment, decree or order, known to such counsel after reasonable investigation, of any government, arbitrator, court, regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having such jurisdiction; and no consent, approval, authorization or order of any court, regulatory body or administrative agency or other governmental agency or body, domestic or foreign, has been or is required for the Company's execution of this Agreement or the consummation of the transactions contemplated hereby, except such as have been obtained under the Act or may be required under state securities or blue sky laws in connection with the purchase and distribution by the Underwriters of the Shares;

               (v) To the best of such counsel's knowledge, the conduct of the businesses of the Company and its Subsidiaries is not in violation of any federal, state or local statute, administrative regulation or other law, which violation is likely to have a Material Adverse Effect; and each of the Company and its Subsidiaries has obtained all licenses, permits, franchises, certificates and other authorizations from state, federal and other regulatory authorities as are necessary or required for the ownership, leasing and operation of its properties and the conduct of its business as presently conducted and as contemplated in the Prospectus;

               (vi) The issued shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company free and clear of any perfected security interests or, to the best knowledge of such counsel, any other liens, encumbrances, claims or security interests; no Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary's capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary's property or assets to the Company or any other Subsidiary of the Company, except as described in or contemplated by the Prospectus or in the Credit Agreement;

               (vii) To the best of such counsel's knowledge, except as described in the Prospectus, no claims have been asserted against the Company or any of its Subsidiaries by any person to the use of any of the Rights of the Company or any of its Subsidiaries or challenging or questioning the validity or effectiveness of any such Rights, except such claims that could not reasonably be expected to have a Material Adverse Effect. The use, in connection with the businesses and operations of the Company and its Subsidiaries of such Rights, does not, to the best of such counsel's knowledge, infringe on the rights of any person, except where such infringement could not reasonably be expected to have a Material Adverse Effect; and

               (viii) Neither the Company nor any of its subsidiaries is, or will be upon the issuance and sale of the Shares by the Company and compliance with the terms of the Agreement, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          In addition, such counsel shall state that in the course of the preparation of the Registration Statement and the Prospectus, such counsel has participated in conferences with officers and representatives of the Company and with the Company's independent public accountants, at which conferences such counsel made inquiries of such officers, representatives and accountants and discussed the contents of the Registration Statement and the Prospectus and (without taking any further action to verify independently the statements made in the Registration Statement and the Prospectus and, except as stated in the foregoing opinion, without assuming responsibility for the accuracy, completeness or fairness of such statements) nothing has come to such counsel's attention that causes such counsel to believe that either the Registration Statement as of the date it is declared effective and as of the Closing Date or the Prospectus as of the date thereof and as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood that such counsel need not express any opinion with respect to the financial statements, schedules and other financial data included in the Registration Statement or the Prospectus).

          In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials.

          References to the Registration Statement and the Prospectus in this paragraph (d) shall include any amendment or supplement thereto at the date of such opinion.

          (e) On or prior to the Closing Date, counsel to the Underwriters shall have been furnished such documents, certificates and opinions as they may reasonably require in order to evidence the accuracy, completeness or satisfaction of any of the representations or warranties of the Company or conditions herein contained.

          (f) At the time that this Agreement is executed by the Company, the Underwriters shall have received from KPMG Peat Marwick LLP a letter as of the date this Agreement is executed by the Company in form and substance satisfactory to you (the "Original Letter"), and on the Closing Date the Underwriters shall have received from such firm a letter dated the Closing Date stating that, as of a specified date not earlier than five (5) days prior to the Closing Date, nothing has come to the attention of such firm to suggest that the statements made in the Original Letter are not true and correct.

          (g) On the Closing Date, the Underwriters shall have received a certificate, dated the Closing Date, of the principal executive officer and the principal financial or accounting officer of the Company to the effect that each of such persons has carefully examined the Registration Statement and the Prospectus and any amendments or supplements thereto and this Agreement, and that:

               (i) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Date, and the Company and each of its Subsidiaries has complied with all agreements and covenants and satisfied all conditions contained, in this Agreement on its part to be performed or satisfied at or prior to the Closing Date;

               (ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best knowledge of each of such persons are contemplated or threatened under the Act and any and all filings required by Rule 424 and Rule 430A have been timely made;

               (iii) The Registration Statement and Prospectus and, if any, each amendment and each supplement thereto, contain all statements and information required to be included therein, and neither the Registration Statement nor any amendment thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and neither the Prospectus (nor any supplement thereto) nor any Preliminary Prospectus includes or included any untrue statement of a material fact or omits or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

               (iv) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus up to and including the Closing Date, neither the Company nor any of the Subsidiaries has incurred, other than in the ordinary course of its business, any material liabilities or obligations, direct or contingent; neither the Company nor any of the Subsidiaries has purchased any of its outstanding capital stock or paid or declared any dividends or other distributions on its capital stock; neither the Company nor any of the Subsidiaries has entered into any transactions not in the ordinary course of business; and there has not been any change in the capital stock or long-term debt or any increase in the short-term borrowings (other than any increase in short-term borrowings in the ordinary course of business) of the Company or any material adverse change to the business properties, assets, net worth, condition (financial or other), results of operations or prospects of the Company and its Subsidiaries taken as a whole; neither the Company nor any of the Subsidiaries has sustained any material loss or damage to its property or assets, whether or not insured; there is no litigation which is pending or threatened against the Company or any of its Subsidiaries which is required under the Act or the Rules and Regulations to be set forth in an amended or supplemented Prospectus which has not been set forth; and there has not occurred any event required to be set forth in an amended or supplemented Prospectus which has not been set forth.

          References to the Registration Statement and the Prospectus in this paragraph (g) are to such documents as amended and supplemented at the date of the certificate.

          (h) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus up to and including the Closing Date there has not been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 7 or (ii) any change, or any development involving a prospective change, in the business or properties of the Company or its Subsidiaries which change or decrease in the case of clause (i) or change or development in the case of clause (ii) makes it impractical or inadvisable in the Representatives' judgment to proceed with the public offering or the delivery of the Shares as contemplated by the Prospectus.

          (i) No order suspending the sale of the Shares in any jurisdiction designated by you pursuant to Section 5(c)(A) hereof has been issued on or prior to the Closing Date and no proceedings for that purpose have been instituted or, to your knowledge or that of the Company, have been or are contemplated.

          (j) The Representatives shall have received from each person listed on Annex I hereto an agreement to the effect that such person will not, for a period of 90 days following the effective date of the Registration Statement, without the prior written consent of Furman Selz LLC, which shall not be unreasonably withheld or delayed, directly or indirectly offer for sale, sell, contract to sell, grant any option to sell (including, without limitation, any short sale), pledge, establish an open "put-equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, transfer, assign or otherwise dispose of any shares of Common Stock or securities exchangeable for or convertible into shares of Common Stock, or any option, warrant or other right to acquire such shares, or publicly announce the intention to do any of the foregoing.

          (k) The Company shall have furnished the Underwriters with such further opinions, letters, certificates or documents as you or counsel for the Underwriters may reasonably request. All opinions, certificates, letters and documents to be furnished by the Company will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Underwriters and to counsel for the Underwriters. The Company shall furnish the Underwriters with conformed copies of such opinions, certificates, letters and documents in such quantities as you reasonably request. The certificates delivered under this Section 7 shall constitute representations, warranties and agreements of the Company, as the case may be, as to all matters set forth therein as fully and effectively as if such matters had been set forth in
Section 2 of this Agreement.

          (l) The Shares have been duly authorized for quotation on the Nasdaq National Market.

     8.   INDEMNIFICATION.

          (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several (and actions in respect thereof), to which such Underwriter or such controlling person may become subject, under the Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus or any Preliminary

Prospectus, or any amendment or supplement thereto, or any blue sky application or other document executed by the Company specifically for the purpose of qualifying, or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify, any or all of the Shares under the securities or blue sky laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application"), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse, as incurred, such Underwriter or such controlling persons for any legal or other expenses incurred by such Underwriter or such controlling persons in connection with investigating, defending or appearing as a third party witness in connection with any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with information furnished in writing to the Company on behalf of such Underwriter through the Representatives expressly for use therein, and PROVIDED, FURTHER, that such indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage, liability or action purchased Shares which are the subject thereof to the extent that any such loss, claim, damage, liability or action (i) results from the fact that such Underwriter failed to send or give a copy of the Prospectus (as amended or supplemented) to such person at or prior to the confirmation of the sale of such Shares to such person in any case where such delivery is required by the Act and
(ii) arises out of or is based upon an untrue statement or omission of a material fact contained in such Preliminary Prospectus that was corrected in the Prospectus (as amended and supplemented), unless such failure resulted from non-compliance by the Company with Section 5(h) hereof.

          The indemnity agreement in this paragraph (a) shall be in addition to any liability which the Company may otherwise have.

          (b) Each of the Underwriters agrees severally, but not jointly, to indemnify and hold harmless the Company, each of its directors, and each of its officers who has signed the Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities (and actions in respect thereof) to which the

Company or any of the Company's directors, officers, or controlling persons may become subject, under the Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto or in any Blue Sky Application, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing by that Underwriter through the Representatives to the Company expressly for use therein; and will reimburse, as incurred, all legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. The Company acknowledges that the statements with respect to the public offering of the Shares set forth under the heading "Underwriting" and the stabilization legend in the Prospectus have been furnished by the Underwriters to the Company expressly for use therein and constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Prospectus. The indemnity agreement contained in this subsection (b) shall be in addition to any liability which the Underwriters may otherwise have.

          (c)  Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against one or more indemnifying parties under this Section 8, notify such indemnifying party or parties of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) of this
Section 8 or to the extent that the indemnifying party was not adversely affected by such omission. In case any such action is brought against an indemnified party and it notifies an indemnifying party or parties of the commencement thereof, the indemnifying party or parties against which a claim is to be made will be entitled to participate therein and, to the extent that it or they may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party has reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and otherwise to participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses (other than the reasonable costs of investigation) subsequently incurred by such indemnified party in connection with the defense thereof unless
(i) the indemnified party has employed such counsel in connection with the assumption of such different or additional legal defenses in accordance with the proviso to the immediately preceding sentence, (ii) the indemnifying party has not employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party.

          (d) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) above in respect of any losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by each of the contributing parties, on the one hand, and the party to be indemnified, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each of the contributing parties, on the one hand, and the party to be indemnified, on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. In any case where the Company is a contributing party and the Underwriters are the indemnified party, the relative benefits received by the Company on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (before deducting expenses) bear to the total underwriting discounts received by the Underwriters hereunder, in each case as set forth in the table on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters, and the parties, relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph (d), the Underwriters shall not be required to contribute any amount in excess of the underwriting discount applicable to the Shares purchased by the Underwriters hereunder. The Underwriters, obligations to contribute pursuant to this paragraph (d) are several in proportion to their respective underwriting obligations, and not joint. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), (i) each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter and (ii) each director of the Company, each officer of the Company who has signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company, subject in each case to this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect to which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation (x) it or they may have hereunder or otherwise than under this paragraph (d) or (y) to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may otherwise have.

     9. RIGHT TO INCREASE OFFERING. At anytime during a period of 30 days from the date of the Prospectus, the Underwriters, by no less than two business days' prior notice to the Company, may designate a closing (which may be concurrent with, and part of, the closing on the Closing Date with respect to the Firm Shares or may be a second closing held on a date subsequent to the

Closing Date, in either case such date shall be referred to herein as the "Option Closing Date") at which the Underwriters may purchase all or less than all of the Additional Shares in accordance with the provisions of this Section 9 at the purchase price per share to be paid for the Firm Shares. In no event shall the option Closing Date be later than 10 business days after written notice of election to purchase Additional Shares is given.

          The Company agrees to sell to the several Underwriters on the Option Closing Date the number of Additional Shares specified in such notice and the Underwriters agree severally and not jointly, to purchase such Additional Shares on the Option Closing Date. Such Additional Shares shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Shares set forth opposite the name of such Underwriter listed on Schedule I bears to the total number of Firm Shares (subject to adjustment by you to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Shares.

          No Additional Shares shall be sold or delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered. The right to purchase the Additional Shares or any portion thereof may be surrendered and terminated at any time upon notice by you to the Company.

          Except to the extent modified by this Section 9, all provisions of this Agreement relating to the transactions contemplated to occur on the Closing Date for the sale of the Firm Shares shall apply, MUTATIS MUTANDIS, to the Option Closing Date for the sale of the Additional Shares.

     10. REPRESENTATIONS, ETC. TO SURVIVE DELIVERY. The respective representations, warranties, agreements, covenants, indemnities and statements of, and on behalf of, the Company and its officers and the Underwriters, respectively, set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, and will survive delivery of and payment for the Shares. Any successors to the Underwriters shall be entitled to the indemnity, contribution and reimbursement agreements contained in this Agreement.

     11.  EFFECTIVE DATE AND TERMINATION.

          (a) This Agreement shall become effective at 11:00 A.M., New York time on the first business day following the date hereof, or at such earlier time after the Registration Statement becomes effective as the Representatives, in their sole discretion, shall release the Shares for the sale to the public unless prior to such time the Representatives shall have received written notice from the Company that it elects that this Agreement shall not become effective, or the Representatives shall have given written notice to the Company that the Representatives on behalf of the Underwriters elect that this Agreement shall not become effective; PROVIDED, HOWEVER, that the provisions of this Section and of Section 6 and
Section 8 hereof shall at all times be effective.  For purposes of this
Section 11(a), the Shares to be purchased hereunder shall be deemed to have been so released upon the earlier of notification by the Representatives to securities dealers releasing such Shares for offering or the release by the Representatives for publication of the first newspaper advertisement which is subsequently published relating to the Shares.

          (b) This Agreement (except for the provisions of Sections 6 and 8 hereof) may be terminated by the Representatives by notice to the Company in the event that the Company has failed to comply in any respect with any of the provisions of this Agreement required on its part to be performed at or prior to the Closing Date or the Option Closing Date, or if any of the representations or warranties of the Company is not accurate in any respect or if the covenants, agreements or conditions of, or applicable to the Company herein contained have not been complied with in any respect or satisfied within the time specified on the Closing Date or the Option Closing Date, respectively, or if prior to the Closing Date or the Option Closing Date:

               (i) the Company or any of its Subsidiaries shall have sustained a loss by strike, fire, flood, accident or other calamity of such a character as to have a Material Adverse Effect on Company and its Subsidiaries taken as a whole regardless of whether or not such loss was insured;

               (ii) trading in the Common Stock shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or a material limitation on such trading shall have been imposed or minimum or maximum prices shall have been established on any such exchange or market system;

               (iii) a banking moratorium shall have been declared by New York or United States authorities;

               (iv) there shall have been an outbreak or escalation of hostilities between the United States and any foreign power or an outbreak or escalation of any other insurrection or armed conflict involving the United States; or

               (v) there shall have been a material adverse change in (A) general economic, political or financial conditions or (B) the present or prospective business or condition (financial or other) of the Company and its Subsidiaries taken as a whole that, in each case, in the Representatives' judgment makes it impracticable or inadvisable to make or consummate the public offering, sale or delivery of the Company's Shares on the terms and in the manner contemplated in the Prospectus and the Registration Statement.

          (c) Termination of this Agreement under this Section 11 or Section 12 after the Firm Shares have been purchased by the Underwriters hereunder shall be applicable only to the Additional Shares. Termination of this Agreement shall be without liability of any party to any other party other than as provided in Sections 6 and 8 hereof.

     12. SUBSTITUTION OF UNDERWRITERS. If one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 or 11 hereof) to purchase and pay for (a) in the case of the Closing Date, the number of Firm Shares agreed to be purchased by such Underwriter or Underwriters upon tender to you of such Firm Shares in accordance with the terms hereof or (b) in the case of the Option Closing Date, the number of Additional Shares agreed to be purchased by such Underwriter or Underwriters upon tender to you of such Additional Shares in accordance with the terms hereof, and the number of such Shares shall not exceed 10% of the Firm Shares or Additional Shares required to be purchased on the Closing Date or the Option Closing Date, as the case may be, then, each of the non-defaulting Underwriters shall purchase and pay for (in addition to the number of such Shares which it has severally agreed to purchase hereunder) that proportion of the number of Shares which the defaulting Underwriter or Underwriters shall have so failed or refused to purchase on such Closing Date or Option Closing Date, as the case may be, which the number of Shares agreed to be purchased by such nondefaulting Underwriter bears to the aggregate number of Shares so agreed to be purchased by all such non-defaulting Underwriters on such Closing Date or Option Closing Date, as the case may be.
In such case, you shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, to a date not exceeding seven full business days after the date originally fixed as such Closing Date or the Option Closing Date, as the case may be, pursuant to the terms hereof in order that any necessary changes in the Registration

Statement, the Prospectus or any other documents or arrangements may be made.

          If one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 or 11 hereof) to purchase and pay for (a) in the case of the Closing Date, the number of Firm Shares agreed to be purchased by such Underwriter or Underwriters upon tender to you of such Firm Shares in accordance with the terms hereof or (b) in the case of the Option Closing Date, the number of Additional Shares agreed to be purchased by such Underwriter or Underwriters upon tender to you of such Additional Shares in accordance with the terms hereof, and the number of such Shares shall exceed 10% of the Firm Shares or Additional Shares required to be purchased by all the Underwriters on the Closing Date or the Option Closing Date, as the case may be, then (unless within 48 hours after such default arrangements to your satisfaction shall have been made for the purchase of the defaulted Shares by an Underwriter or Underwriters) and subject to the provisions of Section 11(b) hereof, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or on the part of the Company except as otherwise provided in Sections 6 and 8 hereof. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this paragraph. Nothing in this
Section 12, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     13.  NOTICES.   All communications hereunder shall be in writing and if
sent to the Representatives or the Underwriters shall be mailed or delivered or telecopied and confirmed by letter to c/o Furman Selz LLC at 230 Park Avenue, New York, New York 10169, Attention: Syndicate Department or, if sent to the Company, shall be mailed or delivered or telecopied and confirmed by letter to the Company at 360 E. Jackson Street, Medford, Oregon 97501, Attention: Sidney
B. DeBoer.

     14. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the Company and each Underwriter and the Company's and each Underwriter's respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person, except that the representations, warranties, indemnities and contribution agreements of the Company contained in this Agreement shall also be for the benefit of any person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and except that the Underwriters' indemnity and contribution agreements shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement, any person or persons, if any, who control the Company within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act. No purchaser of Shares from the Underwriters will be deemed a successor because of such purchase.

     15. APPLICABLE LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the choice of law or conflict of law principles thereof. Each party hereto consents to the jurisdiction of each court in which any action is commenced seeking indemnity or contribution pursuant to Section 8 above and agrees to accept, either directly or through an agent, service of process of each such court.

     16. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

          If the foregoing correctly sets forth our understanding, please indicate the Underwriters' acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                   Very truly yours,

                                   LITHIA MOTORS, INC.



                                   By:
                                        ----------------------------------------
                                        Name:     Sidney B. DeBoer
                                        Title:    President, Chief Executive
                                                  Officer and Secretary


Accepted as of the date first above written:

FURMAN SELZ LLC
DAIN RAUSCHER WESSELS
EVEREN SECURITIES, INC.
BANCAMERICA ROBERTSON STEPHENS


By: Furman Selz LLC
Acting on its own behalf and as one of the Representatives of the several Underwriters referred to in the foregoing Agreement


By:
    ----------------------------------
Title:
       -------------------------------

                                                                      SCHEDULE I


                                     UNDERWRITERS

                    Underwriting Agreement dated ________ __, 1998


                                                                 Number of Firm
                                                                  Shares to be
                                                                 Purchased from
                                                                   the Company
                                                                   -----------
Name
----
Furman Selz LLC. . . . . . . . . . . . . . . . . . . . . . . . .
Dain Rauscher Wessels. . . . . . . . . . . . . . . . . . . . . .
EVEREN Securities, Inc.. . . . . . . . . . . . . . . . . . . . .
BancAmerica Robertson Stephens . . . . . . . . . . . . . . . . .

                                                                         ANNEX I


                              PERSONS DELIVERING LOCK-UP
                                      AGREEMENTS


                    Underwriting Agreement dated ________ __, 1998


Lithia Holding Company, L.L.C., an Oregon limited liability company Sidney B. DeBoer
M.L. Dick Heimann
R. Bradford Gray
Brian R. Neill
Thomas Becker
William J. Young